UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 North McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices and zip code) Registrant's telephone number, including area code: (669) 900-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                            Regulation FD Disclosure.
Silicon Graphics International Corp. (the "Company") announced today that it has entered into a non-exclusive Outsourced Manufacturing Agreement with Hewlett Packard Enterprise Company ("HPE") effective as of February 4, 2016, pursuant to which HPE will incorporate the Company's UV technology into a new 8-socket system manufactured by HPE.  The term of the agreement is three years and the Company expects to leverage HPE's significantly larger installed customer base and sales force to increase sales of its UV products globally.
Company management is hosting a conference call with Company investors to discuss this new OEM agreement today at 6:15 AM PST.  The conference call can be accessed by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international) and entering the confirmation code: 48957521.
An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 48957521.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: February 9, 2016                                                                                                                By:        /s/ Jorge L. Titinger
Jorge L. Titinger
Chief Executive Officer and President